UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange
5.75% Notes due 2022	TPVY	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.

Portfolio Activity

From October 1, 2019 through December 31, 2019, TriplePoint Venture Growth BDC Corp. (the “Company”) signed $114.2 million in term sheets and closed $129.2 million of new debt commitments to a total of nine venture-growth stage companies. During the year ended December 31, 2019, the Company signed $869.1 million in term sheets and closed $507.1 million of new debt commitments to a total of 28 venture-growth stage companies.

From October 1, 2019 through December 31, 2019, the Company funded $170.9 million in new debt investments to a total of 17 portfolio companies and received $29.8 million in prepayments from a total of two portfolio companies. During the year ended December 31, 2019, the Company funded $417.6 million in new debt investments to a total of 33 portfolio companies and received $162.9 million in prepayments from a total of 12 portfolio companies.

Preliminary Estimates of Results as of and for the Three Months Ended December 31, 2019

Set forth below are certain preliminary estimates of the results of operations for the Company as of and for the three months ended December 31, 2019. These estimates are made only as of January 8, 2020, unless otherwise indicated, are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial results as of and for the three months ended December 31, 2019. The Company advises you that its actual results may differ materially from these estimates as a result of the completion of the period and the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

As of January 8, 2020, the Company estimates its net investment income for the three months ended December 31, 2019 to be in the range of $0.36 to $0.40 per share.

As of December 31, 2019, total amounts outstanding under the Company’s revolving credit facility totaled $262.3 million.

The Company realized a gain of $1.4 million on the sale of its equity investment in Farfetch UK Limited during the three months ended December 31, 2019.

As a result of developments related to the accelerated strategic alternatives process pursued by Harvest Power, Inc. (“Harvest”) during the three months ended December 31, 2019, the Company reduced the expected recovery on its debt investment in Harvest to $4.2 million, of which it has already received $2.4 million.

The Company expects to report an unrealized loss of $1.5 million attributable to market-price-related changes to its publicly traded common stock positions held as of December 31, 2019. As of January 7, 2020, the Company estimated that the unrealized loss attributable to market-price-related changes to its publicly traded common stock positions would be approximately $125,000.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Forward-Looking Statements

Certain statements contained in this filing constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: January 8, 2020